DEAN HELLER                                             FILED #C20377-99
       Secretary of State                                         AUG 27 2003
[SEAL] 202 North Carson Street                                 In the office of
       Carson City, Nevada 89701-4201                           /s/ Dean Heller
       (775) 684-5708                                            Dean  Heller
                                                              Secretary of State

                               Articles of Merger
                          (PURSUANT TO NRS CHAPTER 92A)
                                     Page 1

                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))

1)       Name and jurisdiction of organization of each  constituent  entity (NRS
         92A.200).

         Consolidated Oil & Gas, Inc.
         ----------------------------------
         Name of merging entity

         Nevada                                      Corporation
         ----------------------------------          ---------------------------
         Jurisdiction                                Entity type

         and,

         Iowa Industrial Technologies, Inc.
         ----------------------------------
         Name of surviving entity

         Nevada                                      Corporation
         ----------------------------------          ---------------------------
         Jurisdiction                                Entity type

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190): N/A

3) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

                                                                   Exhibit 3(ii)
                                                                     Page 1 of 5

                               Articles of Merger
                          (PURSUANT TO NRS CHAPTER 92A)
                                     Page 2



4)       Owner's approval (NRS 92A.200):

         (a)      Owner's approval was not required from: N/A

         (b) The plan was approved by the required consent of the owners of:

                  Consolidated Oil & Gas, Inc.
                  --------------------------------------
                  Name of merging entity

                  and, or:

                  Iowa Industrial Technologies, Inc
                  --------------------------------------
                  Name of surviving entity






















                                                                   Exhibit 3(ii)
                                                                     Page 2 of 5

                               Articles of Merger
                          (PURSUANT TO NRS CHAPTER 92A)
                                     Page 3



         (c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

                  The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

                           Consolidated Oil & Gas, Inc.
                           --------------------------------------
                           Name of merging entity

                           and, or:

                           Iowa Industrial Technologies, Inc
                           --------------------------------------
                           Name of surviving entity








                                                                   Exhibit 3(ii)
                                                                     Page 3 of 5

                               Articles of Merger
                          (PURSUANT TO NRS CHAPTER 92A)
                                     Page 4

5) Amendments, if any, to the articles or certificate of the surviving entity:

         Article I is deleted in its entirety and the following is substituted therefor: "The name of the corporation is Consolidated Oil & Gas, Inc."

         Article IV - The first sentence of said Article is deleted in its entirety and the following is substituted therefor:
         "The aggregate number of shares which the corporation shall have authority to issue is one hundred million shares of common stock having a par value of $0.001 each."

6)       Location of Plan of Merger (check a or b):


                  (a)      The entire plan of merger is attached;
         ---
         or,

          X       (b)      The  entire   plan  of  merger  is  on  file  at  the
         ---               registered  office  of  the  surviving   corporation,
                           limited liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity
                           (NRS 92A.200).

7)       Effective date: May 1, 2003.











                                                                   Exhibit 3(ii)
                                                                     Page 4 of 5

                               Articles of Merger
                          (PURSUANT TO NRS CHAPTER 92A)
                                     Page 5

8)       Signatures

         Consolidated Oil & Gas, Inc.
         ---------------------------------------
         Name of merging entity

         /s/James Carl Yeatman                       President          08/04/03
         ---------------------------------------


         Iowa Industrial Technologies, Inc.
         ---------------------------------------
         Name of surviving entity

         /s/ James Carl Yeatman                      President          08/04/03
         ---------------------------------------


















                                                                   Exhibit 3(ii)
                                                                     Page 5 of 5